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Fifth Third Bank Auto Receivables Trust 1996-B                                                                         Exhibit 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                          1-Feb-98                  28-Feb-98
                                                Distribution Date:                         16-Mar-98

                                                                                                                   Per $1,000 of
                                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                                    Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                $  9,407,832.58              $24.50952676
           Class B Certificate Amount                                                $    708,116.43              $24.50908314

(ii)   Interest Distribution
           Class A Certificate Amount                                                $    927,742.82               $2.41697939
           Class B Certificate Amount                                                $     72,539.62               $2.51071646

(iii)  Servicing Fee                                                                 $    154,662.91               $0.37472608

(iv)   Class A Certificate Balance (after principal distributions)                   $163,195,483.46
       Class A Pool Factor (after principal distributions)                                 0.4251611
       Class B Certificate Balance (after principal distributions)                   $ 12,284,053.94
       Class B Pool Factor (after principal distributions)                                 0.4251715

(v)    Total Pool Balance (end of Collection Period)                                 $175,479,537.43

                                                                                      Current Period              Cumulative
                                                                                   ------------------       -------------------

(vi)   Defaulted Receivables                                                         $    339,757.04          $   5,273,721.40
       Liquidation Proceeds                                                               123,973.07              1,995,817.83
                                                                                   ------------------       -------------------
       Aggregate Net Losses                                                          $    215,783.97          $   3,277,903.57
                                                                                   ==================       ===================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                         $     22,215.30
           Interest Portion                                                          $        479.30

(viii) Class A Interest Carryover Shortfall                                          $             -
       Class B Interest Carryover Shortfall                                          $             -
       Class A Principal Carryover Shortfall                                         $             -
       Class B Principal Carryover Shortfall                                         $             -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                 $  8,773,976.87

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                            $  8,773,976.87
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